Exhibit 99.1

Rumble Inc., The Neutral Video Platform, to go Public Through Combination
With Cantor Fitzgerald’s CF Acquisition Corp. VI (nasdaq: CFVI)

- Tremendous growth from 1.6 million average monthly active users in Q3 2020 to a record 36 million average monthly active users in Q3 2021

- 44 million monthly active users in August 2021

- Viewer engagement grew 44x from Q2 2020 to Q3 2021 to 8 billion minutes watched per month1

- Transaction is expected to provide approximately $400 million in proceeds2 to Rumble, including a fully committed PIPE of $100 million at $10.00 per share and $300 million of cash held in the trust account of CFVI

- Transaction values Rumble at an enterprise value of $2.1 billion3

- Rumble Founder and Chief Executive Officer to retain voting control to facilitate execution of Rumble’s neutral mission on behalf of all stakeholders

TORONTO, CANADA AND NEW YORK, NY – December 1, 2021 – Rumble Inc. (“Rumble” or “the Company”), the neutral video platform, and CF Acquisition Corp. VI (Nasdaq: CFVI) (“CFVI”), a special purpose acquisition company sponsored by Cantor Fitzgerald, today announced that they have entered into a definitive business combination agreement. After closing, which is expected in the second quarter of 2022, the combined company will be called Rumble Inc. and expects to be publicly listed on Nasdaq. Shares will trade on Nasdaq under the symbol CFVI until the closing of the transaction.

Rumble was built on the belief that all creators should have the opportunity to freely express themselves and reach their followers without censorship or restrictions.

Chris Pavlovski, the Founder and Chief Executive Officer of Rumble, said, “Rumble is designed to be the rails and independent infrastructure that is immune to cancel culture. We are a movement that does not stifle, censor, or punish creativity and believe everyone benefits from access to a neutral network with diverse ideas and opinions. We are on a mission to restore the internet to its roots by making it free and open once again. The transaction we announced today provide Rumble with the additional capital necessary to continue to scale our business and carry out our mission.”

Howard Lutnick, Chairman and CEO of Cantor Fitzgerald and CFVI, stated, “Rumble is the most exciting social media and video distribution platform in the market today. With 36 million average monthly active users in Q3 2021, including 44 million monthly active users in August 2021, it is clear Rumble is the new market for innovators, creators, and consumers. I’m excited to support Rumble and its ability to operate the neutral video platform.”

[1]	Estimate based on bandwidth consumption. Represents average for the quarter.
[2]	Assumes no redemptions by CFVI’s public stockholders and prior to payment of transaction expenses and stock repurchase.
[3]	With potential to increase up to an enterprise value of $3.15 billion if stock price targets of the combined company are satisfied following closing.

Transaction Details

The Board of Directors of each of Rumble and CFVI have unanimously approved the transaction. The transaction will require the approval of the stockholders of each of CFVI and Rumble. The Rumble stockholders have agreed to support the transaction. The transaction is subject to other customary closing conditions and is expected to close in the second quarter of 2022.

The transaction values Rumble at an initial enterprise value of $2.1 billion, with current Rumble shareholders having the ability to earn additional shares of the combined company if the stock reaches price hurdles of $15.00 and $17.50 per share.4 The transaction is expected to provide approximately $400 million in proceeds5 to Rumble, including a fully committed PIPE of $100 million at $10.00 per share and $300 million of cash held in the trust account of CFVI.

Upon the closing of the transaction, Chris Pavlovski, the Founder and Chief Executive Officer of Rumble, will retain voting control to facilitate execution of Rumble’s neutral mission on behalf of all stakeholders.

Additional information about the proposed transaction, including a copy of the business combination agreement and investor presentation, will be available in a Current Report on Form 8-K to be filed by CFVI with the U.S. Securities and Exchange Commission (the “SEC”) and at www.sec.gov.

Advisors

Cantor Fitzgerald & Co. is acting as financial and capital markets advisor to CFVI. Hughes Hubbard & Reed LLP and Bennett Jones LLP are acting as legal advisors to CFVI.

Guggenheim Securities, LLC is acting as the exclusive financial advisor to Rumble. Willkie Farr & Gallagher LLP and DLA Piper Canada LLP are acting as legal advisors to Rumble.

Cantor Fitzgerald & Co. and Guggenheim Securities, LLC served as placement agents for the PIPE financing.

About Rumble

Rumble is a high growth neutral video distribution platform. Rumble has created rails and independent infrastructure that are immune to cancel culture. Rumble’s mission is to restore the internet to its roots based on freedom of expression and creativity.

[4]	Calculated following the closing of the Transaction for any 20 out of 30 trading days during the 5-year period post-closing. Results in an aggregate valuation of up to approximately $3.15 billion if the additional shares are earned in full.
[5]	Assumes no redemptions by CFVI’s public stockholders and prior to payment of transaction expenses and stock repurchase.

About CF Acquisition Corp. VI

CFVI is a blank check company led by Chairman and Chief Executive Officer Howard W. Lutnick and sponsored by Cantor Fitzgerald.

About Cantor Fitzgerald

Cantor Fitzgerald, with over 12,000 employees, is a leading global financial services group at the forefront of financial and technological innovation and has been a proven and resilient leader for over 70 years. Cantor Fitzgerald & Co. is a preeminent investment bank serving more than 5,000 institutional clients around the world, recognized for its strengths in fixed income and equity capital markets, investment banking, SPAC underwriting and PIPE placements, prime brokerage, and commercial real estate on its global distribution platform. Cantor Fitzgerald & Co. is one of 24 primary dealers transacting business with the Federal Reserve Bank of New York. For more information, please visit: www.cantor.com.

Additional Information

This press release relates to a proposed transaction between Rumble and CFVI. This press release does not constitute an offer to sell or exchange, or the solicitation of an offer to buy or exchange, any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, sale or exchange would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. In connection with the transaction described herein, CFVI intends to file relevant materials with the SEC, including a registration statement on Form S-4, which will include a document that serves as a joint prospectus and proxy statement, referred to as a proxy statement/prospectus. A proxy statement/prospectus will be sent to all CFVI stockholders. CFVI will also file other documents regarding the proposed transaction with the SEC. Before making any voting or investment decision, investors and security holders of CFVI are urged to read the registration statement, the proxy statement/prospectus and all other relevant documents filed or that will be filed with the SEC in connection with the proposed transaction as they become available because they will contain important information about the proposed transaction.

Investors and security holders will be able to obtain free copies of the registration statement, the proxy statement/prospectus and all other relevant documents filed or that will be filed with the SEC by CFVI through the website maintained by the SEC at www.sec.gov.

The documents filed by CFVI with the SEC also may be obtained free of charge upon written request to CF Acquisition Corp. VI, 110 East 59th Street, New York, NY 10022 or via email at CFVI@cantor.com.

Participants in the Solicitation

CFVI, Rumble and their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from CFVI’s stockholders in connection with the proposed transaction. A list of the names of such directors and executive officers, and information regarding their interests in the business combination and their ownership of CFVI’s securities are, or will be, contained in CFVI’s filings with the SEC. Additional information regarding the interests of those persons and other persons who may be deemed participants in the proposed transaction may be obtained by reading the proxy statement/prospectus regarding the proposed transaction when it becomes available. You may obtain free copies of these documents as described in the preceding paragraph.

Non-Solicitation

This press release is not a proxy statement or solicitation of a proxy, consent or authorization with respect to any securities or in respect of the potential transaction and shall not constitute an offer to sell or a solicitation of an offer to buy the securities of CF VI, or Rumble, nor shall there be any sale of any such securities in any state or jurisdiction in which such offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of such state or jurisdiction. No offer of securities shall be made except by means of a prospectus meeting the requirements of the Securities Act of 1933, as amended (the “Securities Act”).

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended, including statements regarding the proposed transaction between CFVI and Rumble. Such forward-looking statements include, but are not limited to, statements regarding the closing of the transaction and CF VI’s, Rumble’s, or their respective management teams’ expectations, hopes, beliefs, intentions or strategies regarding the future. The words “anticipate”, “believe”, “continue”, “could”, “estimate”, “expect”, “intends”, “may”, “might”, “plan”, “possible”, “potential”, “predict”, “project”, “should”, “would” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. Forward-looking statements are predictions, projections and other statements about future events that are based on current expectations and assumptions and, as a result, are subject to assumptions, risks and uncertainties. These statements are based on various assumptions, whether or not identified in this press release. These forward-looking statements are provided for illustrative purposes only and are not intended to serve as and must not be relied on by an investor as, a guarantee, an assurance, a prediction or a definitive statement of fact or probability. Actual events and circumstances are difficult or impossible to predict and will differ from assumptions. Many actual events and circumstances are beyond the control of CFVI and Rumble. Many factors could cause actual future events to differ from the forward looking-statements in this press release, including but not limited, to (i) the risk that the transaction may not be completed in a timely manner or at all, (ii) the failure to satisfy the conditions to the consummation of the transaction, (iii) the inability to complete the PIPE offering, (iv) the occurrence of any event, change or other circumstance that could give rise to the termination of the business combination agreement , (v) the outcome of any legal proceedings that may be instituted against Rumble and/or CFVI related to the business combination agreement, (vi) the ability to maintain the listing of CFVI stock on Nasdaq (or, if applicable, to list and maintain the listing of the combined entity on the NYSE), (vii) costs related to the transactions and the failure to realize anticipated benefits of the transactions, (viii) the effect of the announcement or pendency of the transaction on Rumble’s business relationships, operating results, performance and business generally, (ix) changes in the combined capital structure of Rumble and CFVI following the transactions, (x) changes in laws and regulations affecting Rumble’s business, (xi) risks related to Rumble’s potential inability to achieve or maintain profitability and generate cash, (xii) the enforceability of Rumble’s intellectual property, including its patents and the potential infringement on the intellectual property rights of others, (xiii) the potential for and impact of cyber related attacks, events or issues effecting Rumble, its business and operations, and (xiv) other risks and uncertainties indicated from time to time in the filings of CFVI, including the Form S-4 Registration Statement that CFVI will file, which will include a proxy statement/prospectus related to the Potential Business Combination. These filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and Rumble and CFVI assume no obligation and do not intend to update or revise these forward-looking statements, whether as a result of new information, future events, or otherwise. Neither Rumble nor CFVI gives any assurance that either Rumble or CFVI will achieve its expectations.

Contact Information

For Rumble:

Investor Relations:	investors@rumble.com

Media Relations:	Brian Doherty, CRC Advisors
(703) 731-8569 Bdoherty@crcadvisors.com
Anna Pusey, CRC Advisors
(571) 296-3436 Apusey@CRCadvisors.com

For CFVI:

Media Relations:	Karen Laureano-Rikardsen
(212) 829-4975 KLRikardsen@cantor.com